Exhibit 4.2

                       WYNNCHURCH CAPITAL PARTNERS, L.P.
                   WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

                      SENIOR SUBORDINATED LOAN AGREEMENT

                  $10,000,000 SENIOR SUBORDINATED TERM NOTES

                               DUE JUNE 30, 2006

                         WEIDER NUTRITION GROUP, INC.
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                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE 1 DEFINITIONS........................................................1
      1.1   CERTAIN DEFINITIONS..............................................1
      1.2   ACCOUNTING PRINCIPLES...........................................10

ARTICLE 2 CREDIT TERMS......................................................11
      2.1   PURCHASE AND SALE OF THE SENIOR SUBORDINATED NOTE...............11
      2.2   REPAYMENT OF PRINCIPAL..........................................11
      2.3   INTEREST........................................................11
      2.4   PREPAYMENTS.....................................................12
      2.5   PAYMENTS........................................................12
      2.6   PRO RATA PAYMENT................................................13
      2.7   INVESTMENT FEE..................................................13

ARTICLE 3 CLOSING DELIVERIES................................................13

ARTICLE 4 REPRESENTATIONS AND WARRANTIES....................................14
      4.1   ORGANIZATION AND QUALIFICATION..................................15
      4.2   AUTHORIZATION, VALIDITY AND ENFORCEABILITY......................15
      4.3   CAPITALIZATION..................................................15
      4.4   NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS................16
      4.5   COMPLIANCE WITH LAWS; CERTAIN OPERATIONS........................16
      4.6   SOLVENCY........................................................16
      4.7   LITIGATION......................................................16
      4.8   REGULATIONS U AND X.............................................17
      4.9   ERISA...........................................................17
      4.10  SUBSIDIARIES....................................................17
      4.11  FINANCIALS......................................................17
      4.12  ABSENCE OF UNDISCLOSED LIABILITIES..............................18
      4.13  ASSETS..........................................................18
      4.14  TAX MATTERS.....................................................18
      4.15  CONTRACTS.......................................................19
      4.16  ABSENCE OF CHANGES..............................................19
      4.17  INTELLECTUAL PROPERTY...........................................19
      4.18  INSURANCE.......................................................20
      4.19  ENVIRONMENTAL AND SAFETY MATTERS................................20
      4.20  INVESTMENT COMPANY..............................................20

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      4.21  AFFILIATE TRANSACTIONS..........................................21
      4.22  EMPLOYEE MATTERS................................................21
      4.23  TANGIBLE PROPERTY...............................................21
      4.24  DISCLOSURE......................................................21
      4.25  PUBLIC UTILITY COMPANY..........................................22
      4.26  FISCAL YEAR.....................................................22
      4.27  FICTITIOUS BUSINESS NAMES.......................................22
      4.28  LICENSES AND PERMITS............................................22
      4.29  NOTICE FROM SELF-REGULATED ORGANIZATION.........................22

ARTICLE 5 AFFIRMATIVE COVENANTS.............................................22
      5.1   PAYMENT OF OBLIGATIONS..........................................22
      5.2   PRESERVATION OF CORPORATE EXISTENCE.............................23
      5.3   PAYMENT OF TAXES AND CLAIMS.....................................23
      5.4   REPORTING REQUIREMENTS..........................................23
      5.5   NOTICES TO LENDERS..............................................24
      5.6   MAINTENANCE OF INSURANCE........................................25
      5.7   MAINTENANCE OF PROPERTIES.......................................26
      5.8   KEEPING OF RECORDS AND BOOKS OF ACCOUNT.........................26
      5.9   VISITATION RIGHTS...............................................26
      5.10  COMPLIANCE WITH LAWS............................................26
      5.11  [Intentionally Omitted.]........................................26
      5.12  USE OF PROCEEDS.................................................26
      5.13  FURTHER ASSURANCES..............................................27

ARTICLE 6 NEGATIVE COVENANTS................................................27
      6.1   INDEBTEDNESS....................................................27
      6.2   LIENS...........................................................27
      6.3   MERGER OR SALE..................................................28
      6.4   PAYMENTS OF SUBORDINATED INDEBTEDNESS...........................28
      6.5   INVESTMENTS.....................................................28
      6.6   DISTRIBUTIONS...................................................29
      6.7   AMENDMENTS OR CHANGES IN AGREEMENTS.............................30
      6.8   TRANSACTIONS WITH AFFILIATES....................................30
      6.9   FISCAL YEAR.....................................................30
      6.10  INVESTMENT BANKING, BROKER'S AND FINDER'S FEES..................30
      6.11  CAPITAL EXPENDITURES............................................30
      6.12  ALLOCATION OF CONSIDERATION.....................................30
      6.13  FINANCIAL COVENANTS.............................................30
      6.14  LIMITATION ON CREATION OF SUBSIDIARIES..........................33
      6.15  PARENT LIMITATIONS..............................................34
      6.16  UNCONDITIONAL PURCHASE OBLIGATIONS..............................34
      6.17  LIMITATION ON DERIVATIVE TRANSACTIONS...........................34
      6.18  NO GUARANTIES...................................................34

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      6.19  LIMITATION ON TRANSACTIONS UNDER ERISA..........................34
      6.20  ADDITIONAL RESTRICTIVE COVENANTS................................34
      6.21  CERTAIN STRUCTURAL CHANGES......................................34

ARTICLE 7 DEFAULT...........................................................35
      7.1   EVENTS OF DEFAULT...............................................35
      7.2   CONSEQUENCES OF EVENT OF DEFAULT................................36
      7.3   OTHER RIGHTS....................................................36

ARTICLE 8 MISCELLANEOUS.....................................................37
      8.1   SUCCESSORS AND ASSIGNS IN GENERAL...............................37
      8.2   MODIFICATIONS, AMENDMENTS OR WAIVERS............................38
      8.3   NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.......38
      8.4   REIMBURSEMENT OF EXPENSES; TAXES................................38
      8.5   NOTICES.........................................................38
      8.6   SURVIVAL........................................................39
      8.7   GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE OF PROCESS;
              WAIVER OF JURY TRIAL..........................................39
      8.8   SEVERABILITY....................................................40
      8.9   HEADINGS........................................................40
      8.10  COUNTERPARTS....................................................40
      8.11  INDEMNIFICATION.................................................40
      8.12  PAYMENT SET ASIDE...............................................42
      8.13  INTERPRETATION..................................................42
      8.14  APPROVAL OF LENDERS.............................................42

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Exhibit A    Form of Registration Rights Agreement
Exhibit B    Form of Senior Subordinated Note
Exhibit C    Form of Warrant

Schedule  2.1 Purchase and Sale of the Senior Subordinated Note
Schedule  2.5 Payments
Schedule  4.3 Capitalization
Schedule  4.5 Compliance with Laws; Certain Operations
Schedule  4.7 Litigation
Schedule  4.9 ERISA
Schedule 4.10 Subsidiaries
Schedule 4.14 Tax Matters
Schedule 4.15 Contracts
Schedule 4.16 Absence of Changes
Schedule 4.17 Intellectual Property
Schedule 4.19 Environmental and Safety Matters
Schedule 4.21 Affiliate Transactions
Schedule 4.22 Employee Matters
Schedule  6.1 Indebtedness
Schedule  6.2 Liens
Schedule  6.5 Investments
Schedule 6.10 Investment Banking, Broker's and Finder's Fees

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                      SENIOR SUBORDINATED LOAN AGREEMENT

      This SENIOR SUBORDINATED LOAN AGREEMENT is made and entered into as of June ___, 2000 between WEIDER NUTRITION GROUP, INC., a Utah corporation (the "BORROWER"), as the borrower; and WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership ("WYNNCHURCH"), and WYNNCHURCH CAPITAL PARTNERS CANADA, L.P., an Alberta limited partnership ("WYNNCHURCH CANADA"), as the lenders.

      In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

      1.1 CERTAIN DEFINITIONS. In addition to other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

      "AFFILIATE" of any Person shall mean any other Person which, directly or indirectly, controls, or is controlled by or is under common control with such Person including, in the case of any Person who is an individual, his or her spouse or any of his or her descendants (lineal or adopted) or ancestors or any of their spouses. For purposes hereof, "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person whether through ownership of securities, by contract or otherwise; PROVIDED, HOWEVER, that any Person which owns directly or indirectly 5% or more of the securities of any other Person having ordinary voting power for the election of directors shall be deemed to control such other Person. Under no circumstances shall either Lender be deemed to be an Affiliate of Parent, Borrower or Borrower's Subsidiaries.

      "AGENT" shall mean Bankers Trust Company, a New York banking corporation, in its individual capacity and in its capacity as agent under the Senior Loan Agreement, or any Person acting as agent for the holders of the Senior Indebtedness.

      "AGREEMENT" shall mean this Senior Subordinated Loan Agreement, as it may be amended, modified or supplemented from time to time.

      "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, ET SEQ.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

      "BORROWER CONSOLIDATED ENTITY" shall mean Borrower and each of its Domestic Subsidiaries which are such by virtue of clause (a) of the definition of the term "Subsidiary" hereunder.

      "BUSINESS" shall mean the business engaged in by the Borrower involving the development, manufacture, marketing, distribution and sale of branded and private label vitamins, nutritional supplements, sports nutrition and similar products.

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      "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or public holiday under the laws of the State of Illinois or other day on which banking institutions are authorized or obligated to close in the State of Illinois.

      "CAPITAL EXPENDITURES" shall mean, of any Person for any period, all expenditures capitalized by such Person for financial statement purposes in accordance with GAAP. For purposes of Section 6.11 only, insurance proceeds and any other payments received on account of any Casualty Loss applied to the repair or replacements of the property affected by such Casualty Loss shall not constitute Capital Expenditures.

      "CAPITAL LEASE" shall mean a lease under which the obligations of the lessee would, in accordance with GAAP, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

      "CAPITAL LEASE OBLIGATIONS" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capital Leases calculated in accordance with GAAP and Statement of Financial Accounting Standards No. 13.

      "CAPITAL SECURITY" shall mean, with respect to any Person, (a) any share of capital stock of or other unit of ownership interest in such Person and (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of or other unit of ownership interest in such Person.

      "CASH" shall mean money, currency or a credit balance in a general deposit account with a financial institution.

      "CASH EQUIVALENTS" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Group ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("MOODY'S") having maturities of not more than one year from the date of acquisition, (c) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, (d) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than six months from the date of acquisition, (e) commercial paper and variable or fixed rate notes issued by Approved Bank or by the parent company of any Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (f) repurchase agreements with any Approved Bank maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents.

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      "CHANGE OF CONTROL" shall mean one or more of the following events:

            (a) less than a majority of the members of Parent's Board of Directors shall be persons who either (i) were serving as directors on the date hereof or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause
      (i) above or this clause (ii); or

            (b) the stockholders or Parent shall approve any plan or proposal for the liquidation or dissolution of Parent; or

            (c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the Capital Securities of Parent as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of Capital Securities of Parent representing more than thirty-five percent (35%) of the combined voting power of the outstanding voting Capital Securities or other ownership interest for the election of directors or shall have the right to elect a majority of the Board of Directors of Parent; or

            (d) Parent shall cease for any reason to own beneficially and of record one hundred percent of the issued and outstanding Capital Securities of Borrower; or

            (e) Borrower shall cease for any reason to own beneficially and of record one hundred percent of the issued and outstanding Capital Securities of Subsidiary Guarantor.

      "CLASS A COMMON STOCK" shall mean the Class A common stock, par value $0.01 per share, of Parent.

      "CLASS B COMMON STOCK" shall mean the Class B common stock, par value $0.01 per share, of Parent.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with the rules and regulations thereunder, in each case as in effect from time to time.

      "COMMON STOCK" shall mean the Class A Common Stock and the Class B Common Stock.

      "CONSOLIDATED" or "CONSOLIDATING" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED NET INCOME" shall mean for any period the consolidated net income of the Borrower Consolidated Entity for such period.

      "DERIVATIVE TRANSACTION" shall mean (a) an interest-rate transaction, including an interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar, and floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued

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securities and forward deposits accepted), (b) an exchange-rate transaction, including a cross-currency interest-rate swap, a forward foreign-exchange contract, a currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) an equity derivative transaction, including an equity-linked swap, an equity-linked option, a forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) a commodity (including precious metal) derivative transaction, including a commodity-linked swap, a commodity-linked option, a forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks.

      "DOMESTIC SUBSIDIARY" shall mean each Subsidiary of Borrower which is incorporated under the laws of the states constituting the United State of America.

      "EBITDA" shall mean, for any fiscal period, (a) Consolidated Net Income (other than extraordinary items) of the Consolidated Entity for such period, PLUS (b) the amount of all Interest Expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles, for such period, to the extent deducted in calculating Consolidated Net Income for such period, and PLUS or MINUS (as the case may be) (c)(i) any other non-cash charges and (ii) any gains and losses attributable to any fixed asset sales and (iii) certain specific "add-backs" with respect to Consolidated Net Income for the fiscal year of Borrower ending as of May 31, 2000 not exceeding the respective amounts thereof disclosed in writing to Lenders prior to the date hereof which have been, in the case of either clause (i) or (ii), subtracted or added, as the case may be, in calculating Consolidated Net Income for such period, all determined in accordance with GAAP.

      "ENVIRONMENTAL AND SAFETY REQUIREMENTS" shall mean all present and future federal, state, local and foreign laws, statutes, rules, regulations, ordinances and other requirements, including, without limitation, permits issued thereunder, judicial and administrative orders and determinations, contractual obligations and common law concerning public health and safety, nuisance, worker health and safety, protection of the environment, pollution or contamination of any type whatsoever, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, sale, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous, toxic or otherwise dangerous chemical, material, substance or waste, or mixture, pesticide, petroleum product or byproduct, asbestos, polychlorinated biphenyls, noise or radiation.

      "EQUIPMENT" shall mean, with respect to any Person, all of such Person's equipment, including machinery, equipment, office equipment and supplies, computers and related equipment, furniture, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, fork lifts, trucks, trailers, motor vehicles, and other equipment.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, together with the rules and regulations thereunder, in each case as in effect from time to time.

      "ERISA AFFILIATE", as applied to any Person, shall mean any trade or business, (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control or otherwise affiliated within the meaning of Section 414 of the Code or Section 4001 of ERISA

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and the regulations promulgated and rulings issued thereunder. Notwithstanding the foregoing, neither the Lenders nor any of their Affiliates shall be deemed an ERISA Affiliate.

      "EVENT OF DEFAULT" shall mean any of the Events of Default described in
Section 7.1 hereof.

      "FIXED CHARGE COVERAGE RATIO" shall mean, as determined as of any date for any period ending on such date, the ratio of (a) EBITDA for such period to (b) the sum of the following, in each case of the Borrower Consolidated Entity as determined in accordance with GAAP for such period, (i) cash income tax expense,
(ii) cash Interest Expense, (iii) Capital Expenditures of the Borrower Consolidated Entity (except for such Capital Expenditures financed with the proceeds of Indebtedness other than the Senior Indebtedness), (iv) distributions to Parent in respect of dividend payments on or mandatory redemptions of Capital Securities of Parent, (v) Required Earn-Out Payments and (vi) regularly scheduled principal payments on the Senior Indebtedness and the Loans.

      "FOREIGN SUBSIDIARY" shall mean a subsidiary of Borrower that is not a Domestic Subsidiary.

      "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time, consistently applied.

      "GUARANTY" of any Person shall mean any Liability, contingent or otherwise, of such Person (other than an endorsement for collection or deposit in the ordinary course of business) (a) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to maintain solvency, assets, level of income or other financial condition, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (b) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "GUARANTEE" when used as a verb has the correlative meaning.

      "INDEBTEDNESS" of any Person shall mean, without duplication: (a) all indebtedness for borrowed money, including, without limitation, indebtedness constituting all or any part of the deferred purchase price of property or services excluding trade accounts payable incurred in the ordinary course of business and payable on customary trade terms; (b) Capital Lease Obligations;
(c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect against fluctuations in interest rates; and (e) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, PROVIDED, that if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of (A) the amount of such Indebtedness or (B) the fair market value of the assets subject to such Lien, as determined in good faith by such Person.

      "INTEREST COVERAGE RATIO" shall mean, as determined as of any date for any period ending on such date, the ratio of (a) EBITDA to (b) cash Interest Expense, in each case for such period.

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      "INTEREST EXPENSE" shall mean with respect to any period, the aggregate consolidated interest expense of the Borrower Consolidated Entity in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any Capital Lease obligations.

      "INVESTMENT" shall mean, with respect to any Person, (a) any direct or indirect purchase or other acquisition by such Person of any beneficial interest in, including stock, partnership interest, notes or other securities of, any other Person and (b) any direct or indirect loan, advance or capital contribution by such Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of business.

      "LATEST BALANCE SHEET" shall mean the audited balance sheet of the Parent dated as of May 31, 1999.

      "LENDERS" shall mean Wynnchurch, Wynnchurch Canada and their Affiliates, participants, transferees, successors and assigns.

      "LIABILITY" of any Person shall mean (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under contract, requirement of law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

      "LIEN(S)" shall mean any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

      "LOANS" shall have the meaning set forth in Section 2.1 hereof.

      "MANAGEMENT NOTES" shall mean those certain promissory notes set forth in
SCHEDULE 6.5, in the respective original principal amounts and payable to Borrower by the respective payors, in each case indicated therein.

      "MANDATORILY REDEEMABLE OBLIGATION" shall mean a Liability of Borrower or any Subsidiary of Borrower, or a Liability of another Person guaranteed by Borrower or any Subsidiary of Borrower, to the extent that, in either case, it is redeemable, payable or required to be purchased or otherwise retired or extinguished (a) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (b) at the option of any Person other than Borrower or such Subsidiary or (c) upon the occurrence of a condition not solely within the control of Borrower or such Subsidiary, such as a redemption required to be made out of future earnings.

      "MATERIAL ADVERSE EFFECT" shall mean a material adverse change in, or a material adverse effect upon, the (a) business, operations, properties, condition (financial or otherwise) or operating results of Parent, Borrower or Borrower's Subsidiaries taken as a whole, as a result of the occurrence or existence of

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any single event or condition or series of events or conditions in the aggregate, or (b) the ability of Parent, Borrower or any of Borrower's Subsidiaries to perform their respective obligations under any of the Senior Loan Documents or any of the Senior Subordinated Loan Documents to which they are a party, or (c) the validity or enforceability of any of the Senior Subordinated Loan Documents or the rights, powers and remedies of Lenders to enforce or collect the Obligations. In determining whether any individual event could result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events results or is reasonably likely to result in a Material Adverse Effect.

      "MATERIAL CONTRACT" shall mean any contract or other arrangement (other than the Related Transaction Documents), whether written or oral, to which Parent, Borrower or any subsidiary of Borrower is a party with respect to which breaches, nonperformances, cancellations or failures to renew by any party thereto singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

      "MULTIPLE EMPLOYER PLAN" shall mean a single employer plan as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of Borrower or any of its ERISA Affiliates and at least one Person other than Borrower or its ERISA Affiliates, or (b) was so maintained and with respect to which Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

      "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

      "OBLIGATIONS" shall mean all obligations of every nature of Borrower from time to time owed to Lenders under any of the Senior Subordinated Loan Documents (including, without limitation, interest accrued and other amounts payable thereunder).

      "OWNED PREMISES" shall mean all real property owned by the Parent, Borrower, or any of Borrower's Subsidiaries.

      "PARENT" shall mean Weider Nutrition International, Inc., a Delaware corporation.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

      "PENSION PLAN" shall mean any employee pension benefit plan as defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA or Section 412 of the Code or a money purchase pension plan.

      "PERMITTED LIENS" shall have the meaning set forth in Section 6.2.

      "PERMITTED RESTRICTIVE COVENANT" shall mean (a) any covenant or restriction contained in any Senior Subordinated Loan Document or Senior Loan Document, (b) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary of Borrower if the same is not created in contemplation thereof, (c) any covenant or restriction of the type contained in
Section 6.2 that is contained in any contract evidencing or providing for the creation of or concerning Indebtedness secured by any Purchase Money Lien so long as such covenant or restriction is limited to the property purchased therewith,

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the contracts related thereto and the proceeds thereof, or (d) any covenant or restriction that (i) is not more burdensome than an existing Permitted Restrictive Covenant that is such by virtue of clause (b) or (c); (ii) is contained in a contract constituting a renewal, extension or replacement of the contract in which such existing Permitted Restrictive Covenant is contained; and
(iii) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

      "PERSON" shall mean any individual, corporation, partnership, company, joint venture, association, bank, trust company or trust, whether or not legal entities, or any governmental entity or agency or political subdivision thereof.

      "PLAN" shall mean any employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, to which Borrower or any of its ERISA Affiliates maintains, contributes or has any actual or potential liability and any other employee benefit or compensatory plan, program, policy or arrangement with respect to which Borrower or any of its ERISA Affiliates has an actual or potential liability.

      "POTENTIAL EVENT OF DEFAULT" shall mean any occurrence, condition, act or omission which, with the passage of time or the giving of notice or both, is reasonably likely to result in an Event of Default hereunder.

      "PRINCIPAL" shall mean the unpaid principal amount of the Loans.

      "PROPERTY " shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      "PURCHASE MONEY LIENS" shall mean Liens on any item of Equipment acquired by Borrower securing the purchase price thereof, provided that each such Lien shall attach only to the Equipment so acquired and to proceeds thereof.

      "QUARTERLY PAYMENT DATE" shall mean the last day of March, June, September and December of each year.

      "REFINANCED INDEBTEDNESS" shall mean all Indebtedness of Borrower and the other Credit Parties under that certain Third Amended and Restated Credit Agreement dated as of May 6, 1997, as amended, among Borrower, Parent, Subsidiary Guarantor and certain of their Affiliates, General Electric Capital Corporation, as Agent, and the financial institutions parties thereto as lenders.

      "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement, dated as of even date herewith, among Parent and Lenders, in the form of EXHIBIT A attached hereto, as the same may be amended or otherwise modified from time to time in accordance with the terms hereof.

      "RELATED TRANSACTION DOCUMENTS" shall mean the Senior Subordinated Loan Documents and the Senior Loan Documents.

      "RELATED TRANSACTIONS" shall mean the execution and delivery of the Related Transaction Documents, the funding of the Loans, the refinancing of the Refinanced Indebtedness, the issuance of the Warrants by Parent to Lenders and the payment of all fees, costs and expenses associated with all of the foregoing.

      "REQUIRED EARN-OUT PAYMENT" shall mean payments by Borrower required pursuant to Section 2 of that certain Stock Purchase Agreement dated July 9, 1998, among Borrower and Wolfgang Brandt and Eberhardt Schlurter, each an individual, without giving effect to any amendments or supplements to such Stock Purchase Agreement, or restatements or other modifications thereof, except for any of the foregoing previously consented to in writing by Agent.

      "RESTRICTED PAYMENT" shall mean, with respect to any Person, (a) any payment with respect to or on account of any of the Capital Securities of such Person, including any dividend or other distribution on, any payment of interest on or principal of, and any payment on account of any purchase, redemption, retirement, exchange, defeasance or conversion of, or on account of any claim relating to or arising out of the offer, sale or purchase of, any such Capital Securities and (b) any optional payment or prepayment on or redemption retirement, (including by making payments to a sinking or analogous fund), repurchase, defeasance or other acquisition of, any Indebtedness (other than Indebtedness pursuant to this Agreement and the Senior Loan Agreement). For the purpose of this definition, a "payment" shall include the transfer of any asset or the incurrence of any Indebtedness or other Liability (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance by such Person to the holders of a class or series of a class of its Capital Securities of the same class, and if applicable, series, other than, in the case of Borrower or any Subsidiary of Borrower, Mandatorily Redeemable Obligations.

      "REYNOLDS AGREEMENT" shall mean that certain Separation Agreement dated July 15, 1999 among Parent and Robert Reynolds, an individual, without giving effect to any amendments or supplements thereto or restatements or other modifications thereof, except for any of the foregoing previously consent to in writing by Lenders.

      "SALE" shall mean the sale, transfer or disposition of all or substantially all of the assets of Parent or Borrower and Borrower's Subsidiaries.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "SENIOR INDEBTEDNESS" shall mean any and all amounts constituting Senior Indebtedness (as defined in the Subordination Agreement (as in effect on the date hereof)).

      "SENIOR LENDERS" shall mean the financial institutions that are or may from time to time become parties to the Senior Loan Agreement and Bankers Trust Company and their participants, assignees and other transferees or successors in interest.

      "SENIOR LEVERAGE RATIO" shall mean, as of any date of determination thereof, the ratio of (a) all Indebtedness of the Borrower Consolidated Entity (other than the Loans and any other unsecured Indebtedness) as of such date, to
(b) EBITDA as determined as of such date for the twelve-month period ending on such date.

      "SENIOR LOAN AGREEMENT" shall mean that certain Credit Agreement of even date herewith between Borrower and Senior Lenders, as the same may be supplemented, amended, modified or replaced from time to time in compliance herewith.

      "SENIOR LOAN DOCUMENTS" shall mean the Senior Loan Agreement and all other documents, agreements, certificates and instruments attached thereto, referred to therein or delivered in connection therewith, as any or all of the foregoing may be supplemented, amended, modified or replaced from time to time in compliance with the Subordination Agreement.

      "SENIOR SUBORDINATED LOAN DOCUMENTS" shall mean this Agreement, the Senior Subordinated Notes, the Subordination Agreement, the Warrants, the Registration Rights Agreement, and any and all other documents, agreements, certificates and instruments executed or delivered in connection herewith or therewith (including, without limitation, those referred to in Article 3 hereof), as any or all of the foregoing may be supplemented, amended or modified from time to time.

      "SENIOR SUBORDINATED NOTES" shall have the meaning set forth in Section
2.1 hereof.

      "SOLVENT" shall mean, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities), (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

      "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement of even date herewith by and between Lenders and Agent (in its individual capacity and as agent for itself and Senior Lender as the same may be supplemented, amended, modified or replaced from time to time in compliance therewith.

      "SUBSIDIARY" shall mean, with respect to any Person at any time (a) any other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time, and (b) any other Persons (i) that is, at such time, controlled by, or (ii) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or other ownership interests of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; PROVIDED, that, for purposes of determining compliance with
Article VI, the defined term "Subsidiary" shall mean and include only Domestic Subsidiaries.

      "SUBSIDIARY GUARANTOR" shall mean WNG Holdings (International) Ltd., a Nevada corporation.

      "TOTAL LEVERAGE RATIO" shall mean, as of any date of determination thereof, the ratio of (a) all Indebtedness of the Borrower Consolidated Entity as of such date, to (b) EBITDA as determined as of such date for the twelve-month period ending on such date.

      "WARRANTS" shall mean the warrants exercisable into 1,174,955 shares of Class A Common Stock issued to Lenders by Parent in form and substance substantially identical to EXHIBIT C attached hereto.

      Other terms are defined elsewhere in this Agreement.

      1.2 ACCOUNTING PRINCIPLES. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied as to Borrower. If any changes in GAAP are hereafter required or permitted and are adopted by Borrower with the agreement of their certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein, the parties hereto agree to enter into negotiations to amend such provisions so as to reflect equitably such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect the method of calculation of any of the financial covenants, restrictions or standards or definitions of terms used therein shall be given effect in such calculations until such provisions are amended in a manner reasonably satisfactory to Lenders.

                                   ARTICLE 2

                                 CREDIT TERMS

      2.1 PURCHASE AND SALE OF THE SENIOR SUBORDINATED NOTE. Subject to the terms hereof, on the date hereof, Lenders shall purchase from Borrower and Borrower shall issue and sell to each Lender a senior subordinated note (each a "SENIOR SUBORDINATED NOTE" and collectively, the "SENIOR SUBORDINATED NOTES") evidencing a term Loan in the principal amount set forth opposite such Lender's name on SCHEDULE 2.1 attached hereto, and for the purchase price set forth opposite such Lender's name on SCHEDULE 2.1 attached hereto (each a "LOAN" and collectively, the "LOANS"). Each of the Senior Subordinated Notes shall be dated as of the date hereof, subject to the terms and conditions of this Agreement and in the form attached hereto as EXHIBIT B.

      2.2 REPAYMENT OF PRINCIPAL. Unless otherwise required or permitted to be sooner paid pursuant to the provisions hereof and of the Senior Subordinated Notes, Borrower shall repay the Principal in full on June 30, 2006.

      2.3   INTEREST.

            (a) INTEREST. So long as no Event of Default has occurred and is continuing, the Principal shall bear interest from the date hereof until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of 13.00%.

            (b) PERIODIC INTEREST PAYMENTS. Accrued interest shall be due and payable quarterly in arrears on each Quarterly Payment Date commencing on September 30, 2000. In addition, all accrued and unpaid interest shall be paid upon the payment in full of the Principal and, if payment in full is not paid when due, thereafter on demand.

            (c) DEFAULT INTEREST RATE. After the occurrence and during the continuance of any Event of Default, the Borrower's Obligations shall bear interest, payable on demand, at the rate of 16.00% per annum.

            (d) SAVINGS CLAUSE. In no contingency or event shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lenders have received interest hereunder in excess of the highest applicable rate, the amount of such excess interest shall be applied against the Principal then outstanding, and any excess interest remaining after such application shall be refunded to Borrower.

      2.4   PREPAYMENTS.

            (a) OPTIONAL PREPAYMENTS. Borrower may, at its option, prepay Principal, together with accrued interest thereon:

                  (i) prior to the first anniversary hereof, if and only if Borrower repays the Principal in full and pays to Lenders a prepayment premium of Two Hundred Thousand Dollars ($200,000) (the "PREPAYMENT PREMIUM"); and

                  (ii) at any time on or after the first anniversary hereof, without any Prepayment Premium, provided that such prepayment of Principal shall be in increments of $500,000.

            (b) PREPAYMENT NOTICE. Borrower shall give notice (a "PREPAYMENT NOTICE") to Lenders of any optional prepayment under this Section 2.4 not later than 12:00 p.m., Chicago, Illinois time, on the twentieth (20th) Business Day preceding the date of prepayment, specifying the prepayment date and the Principal to be prepaid ("PREPAYMENT PRINCIPAL AMOUNT"). Once a Prepayment Notice has been given, the Prepayment Principal Amount specified therein, together with all accrued interest to the date of payment, shall become due and payable on the date specified in the Prepayment Notice.

            (c) MANDATORY PREPAYMENT ON SALE OR CHANGE OF CONTROL. Borrower shall give written notice (a "CHANGE NOTICE") to Lenders upon the earlier of (i) thirty (30) days prior to the consummation of, and (ii) two (2) Business Days after the date of execution of a definitive agreement providing for a Change of Control or a Sale (it being understood that, in connection with a Change of Control not involving a transaction to which Borrower is a party, Borrower shall deliver the relevant Change Notice to Lenders promptly after it obtains knowledge thereof). Upon receipt of a Change Notice, Lenders shall have the right, exercisable at any time within thirty (30) days after receipt of a Change Notice, to require that the Principal be repaid in full, together with all accrued interest thereon and the Prepayment Premium, as applicable, and, if Lenders so elect, Borrower shall prepay the outstanding balance of the Principal owed to Lenders in full, together with all accrued interest thereon and the Prepayment Premium, as applicable, on the date of consummation of the Change of Control or Sale.

      2.5 PAYMENTS. All payments hereunder and under the Senior Subordinated Notes shall be made to Lenders prior to 12:00 p.m., Chicago, Illinois time, on the date due, to Lenders in the accounts set forth on SCHEDULE 2.5 attached hereto, in lawful money of the United States of America, by wire transfer in funds immediately available at such payment office. All payments hereunder and under the Senior Subordinated Notes shall, except as required by applicable law, be made without setoff, deduction or counterclaim, free and clear of all taxes (other than taxes imposed on the net income of Lenders or franchise taxes), levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If Borrower is required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lenders, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lenders receive an amount equal to the sum they would have received had no such deductions been made. Whenever any payment to be made hereunder or under the Senior Subordinated Notes shall be stated to be due on a date other than a Business Day, such payment shall be made on the immediately preceding Business Day.

      2.6 PRO RATA PAYMENT. All payments hereunder and under the Senior Subordinated Notes shall, at all times during which there is more than a single Lender and/or holders of the Senior Subordinated Notes (or notes issued in replacement thereof), be made pro rata among such Lenders and/or holders based upon the aggregate unpaid principal amount of the Senior Subordinated Note respectively held by each such Lender and/or holder, as reflected in the register maintained by Borrower pursuant to Section 8.1 hereof.

      2.7 INVESTMENT FEE. An aggregate fee of Three Hundred Thousand Dollars ($300,000) (the "INVESTMENT FEE") shall be payable to Lenders or their designees on the first Business Day after the date hereof.

                                   ARTICLE 3
                              CLOSING DELIVERIES

      The obligation of Lenders to purchase the Senior Subordinated Notes on the date hereof is subject to, among other things, Borrower delivering or causing to be delivered to Lenders on or prior to the date hereof each of the following (the form and substance of which is satisfactory to Lenders and their counsel):

            (a)   this Agreement, duly executed by Borrower;

            (b)   the Senior Subordinated Notes, duly executed by Borrower;

            (c)   the Warrants, duly executed by Parent;

            (d)   the Registration Rights Agreement, duly executed by Borrower;

            (e) the Subordination Agreement, duly executed by Borrower and Senior Lenders;

            (f)   Guarantee duly executed by Subsidiary Guarantor;

            (g) the written opinion of Latham & Watkins, counsel to Borrower, dated as of the date hereof, in the form and substance reasonably acceptable to Lenders;

            (h) certified copies of all documents evidencing corporate action taken by Borrower, Parent and each of Borrower's Subsidiaries with respect to the Senior Subordinated Loan Documents including but not limited to resolutions of the Board of Directors of each of Borrower, Parent and Borrower's Subsidiaries authorizing the execution, delivery and performance by such entity of this Agreement, the Senior Subordinated Notes and other Senior Subordinated Loan Documents to which it is a party;

            (i) a certificate of Borrower, signed by its chief executive officer or chief financial officer, to the effect that: (i) all of the representations and warranties of Borrower contained in this Agreement are true and correct as of the date hereof; (ii) Borrower has complied with and performed all of the terms, covenants and agreements contained in the Senior Subordinated Loan Documents which are to be complied with or performed by Borrower on or before the date hereof (unless waived by Lenders in writing); and (iii) no Event of Default or Potential Event of Default has occurred and is continuing;

            (j) an incumbency certificate of Borrower signed by its secretary or assistant secretary, certifying the names of the officers of Parent, Borrower and the Subsidiary Guarantor authorized to sign the Senior Subordinated Loan Documents to be signed by such party, together with specimens of the true signatures of the officers executing the Senior Subordinated Loan Documents;

            (k) a financial condition certificate of Borrower, signed by its chief executive officer or chief financial officer, acknowledging that, after giving effect to the Related Transactions, (i) each of Parent, Borrower and Borrower's Domestic Subsidiaries is Solvent and (ii) at least $10,000,000 is available for borrowing under Borrower's revolving credit facility with the Senior Lenders;

            (l) a copy of the articles or certificate of incorporation of each of Borrower, Parent and each Domestic Subsidiary, as amended, certified by the Secretary of State of the applicable jurisdiction, and a copy of each such party's By-Laws, certified by such party's secretary to be true and correct and in full force and effect;

            (m) a good standing certificate with respect to each of Borrower, Parent and each Domestic Subsidiary from the Secretary of State of its state of incorporation, and from the Secretary of State of each other jurisdiction where such party is qualified to do business;

            (n) a copy of all of the Related Transaction Documents (other than the Senior Subordinated Loan Documents) certified by the Borrower's secretary to be true and correct and in full force and effect as of the date hereof;

            (o) an unaudited Consolidated balance sheet of Borrower reflecting the pro forma financial position of Borrower and its Domestic Subsidiaries as of the date hereof and after giving effect to the consummation of the Related Transactions (the "PRO FORMA BALANCE SHEET"); and

            (p) such other documents, agreements, certificates, instruments and conditions as Lenders may reasonably request.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Lenders that the following statements are true, correct and complete as of the date hereof (after giving effect to the consummation of the Related Transactions taking place on or prior to the date hereof) and such representations and warranties shall survive the execution and delivery of this Agreement and the issuance of the Senior Subordinated Notes, notwithstanding any investigation made by Lenders.

      4.1 ORGANIZATION AND QUALIFICATION. Parent, Borrower and each Domestic Subsidiary of Borrower is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent, Borrower and each Domestic Subsidiary of Borrower is duly qualified to do business as a foreign corporation in each jurisdiction where, because of the nature of its activities or properties such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect. Each of Parent, Borrower and the Domestic Subsidiaries has delivered to Lenders a true, complete and correct copy of its Certificate or Articles of Incorporation and By-laws. Each of Parent, Borrower and the Domestic Subsidiaries has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted.

      4.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. Each of Parent, Borrower and Borrower's Domestic Subsidiaries is duly authorized to execute, deliver and perform each of the Senior Subordinated Loan Documents and other Related Transaction Documents to which it is a party and to incur the borrowings or other obligations contemplated by the provisions thereof. Each of Parent, Borrower and Borrower's Domestic Subsidiaries has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders) to authorize the execution, delivery and performance of each of the Senior Subordinated Loan Documents and other Related Transaction Documents to which it is a party. No consent, approval or authorization of, or declaration or filing with, any governmental authority, and no consent of any other Person (which has not been obtained), is required in connection with the execution, delivery and performance by each of Parent, Borrower and Borrower's Domestic Subsidiaries of the Senior Subordinated Loan Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of any governmental authority or any other Person is required in connection with the continuing operations of Borrower or any of Borrower's Domestic Subsidiaries, except for any of the foregoing which failures to obtain and maintain in full force and effect singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each Related Transaction Document to which each of Parent, Borrower and Borrower's Domestic Subsidiaries is a party has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. Each of Parent, Borrower and Borrower's Domestic Subsidiaries execution, delivery and performance of each Senior Subordinated Loan Document and Related Transaction Document to which it is a party does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien, other than Permitted Liens, upon its property by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture or instrument to which it is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to it or (c) its Articles or Certificate of Incorporation or By-laws.

      4.3 CAPITALIZATION.

            (a) The authorized and outstanding capital stock of each of Parent, Borrower and Borrower's Subsidiaries, after giving effect to the Senior Subordinated Loan Transactions, is as set forth on SCHEDULE 4.3 attached hereto. All of the outstanding shares of capital stock of each of Borrower and Borrower's Domestic Subsidiaries is validly issued, fully paid and nonassessable and all of the outstanding capital stock of Borrower and Borrower's Domestic Subsidiaries is free and clear of any and all Liens, other than Liens created under the Senior Loan Documents.

            (b) Except as set forth on SCHEDULE 4.3 or as contemplated by the Warrants, there are not outstanding any shares of stock, securities, rights or options convertible or exchangeable into or exercisable for any shares of capital stock, stock appreciation rights or phantom stock of Parent, Borrower or Borrower's Domestic Subsidiaries. Except as set forth on SCHEDULE 4.3, none of Parent, Borrower or any of Borrower's Domestic Subsidiaries is under any obligation, contingent or otherwise, to redeem or otherwise acquire any shares of its capital stock or any securities, rights or options to acquire such capital stock, stock appreciation rights or phantom stock. To Borrower's knowledge, there are no agreements between any of Parent's directors or their respective Affiliates with respect to the voting or transfer of the Common Stock owned by such parties or with respect to any other aspect of their affairs concerning the Business.

            (c) There are no statutory or contractual shareholders' preemptive rights with respect to the Common Stock or any other shares of capital stock of Parent, Borrower and Borrower's Domestic Subsidiaries. To the best of Borrower's knowledge, none of Parent, Borrower or Borrower's Domestic Subsidiaries has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock. There are no agreements granting registration rights to any person with respect to any shares of stock of Parent, Borrower or Borrower's Domestic Subsidiaries except for the Registration Rights Agreement.

      4.4 NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS. No event has occurred and no condition exists which would constitute an Event of Default or Potential Event of Default. None of Parent, Borrower or Borrower's Domestic Subsidiaries is in violation of any term of (i) its Certificate of Incorporation or By-laws, or (ii) Material Contract to which it is a party or by which it may be bound.

      4.5 COMPLIANCE WITH LAWS; CERTAIN OPERATIONS. Each of Parent, Borrower and Domestic Borrower's Subsidiaries has complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof and all requirements of any applicable self-regulatory organization except as set forth on SCHEDULE 4.5 hereto. With the exception of the items listed on SCHEDULE 4.5 attached hereto, no material claims are pending against Parent, Borrower or Borrower's Domestic Subsidiaries alleging a violation of, or liability or responsibility under, any such law, regulation or requirement which have not been heretofore settled.

      4.6 SOLVENCY. Each of Parent, Borrower and Borrower's Domestic Subsidiaries is Solvent prior to, and after giving effect to, the transactions contemplated hereby. No transfer of property is being made and no obligation is being incurred in connection with such transactions with actual intent to hinder, delay or defraud either present or future creditors.

      4.7 LITIGATION. Except (a) for those matters set forth on SCHEDULE 4.7 (which matters, singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect) or (b) with respect to any other matters not set forth on SCHEDULE 4.7 that singly or in the aggregate could not be reasonably expected to have a Material Adverse Effect, there are no actions, suits or proceedings pending or, to Borrower's knowledge, threatened against or affecting Parent, Borrower or Borrower's Domestic Subsidiaries or their business or assets, before any court or governmental department, agency or instrumentality, domestic or foreign. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or governmental department, agency or instrumentality, domestic or foreign purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Related Transaction Document, or directing that any of the Related Transactions not be consummated as provided herein or therein.

      4.8 REGULATIONS U AND X. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), and no part of the proceeds of the Obligations shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulations U and X of the Federal Reserve Board.

      4.9 ERISA.

            (a) Except as set forth on SCHEDULE 4.9 attached hereto, none of Parent, Borrower or any of their ERISA Affiliates maintains, contributes to, or has any obligation to contribute to or has maintained or contributed to at any time prior to the date hereof any Multiemployer Plan, Multiple Employer Plan or Pension Plan.

            (b) Each Plan complies in all material respects with ERISA, the Code, and all applicable statutes and governmental rules and regulations and no condition exists or event or transaction has occurred in connection with any Plan which could result in, individually or in the aggregate, the incurrence by Borrower or any of its ERISA Affiliates of any material liability, fine or penalty.

            (c) None of Parent, Borrower or any of their ERISA Affiliates has any material contingent liability with respect to any post-retirement benefit under any Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

            (d) Parent, Borrower and each of their ERISA Affiliates have made all contributions and payments to or under each Plan as required by law, the terms of the Plan, or any contract or agreement except for those which alone or in the aggregate do not represent a material liability to Borrower.

            (e) No material liability has been asserted or, to Borrower's knowledge, threatened against Parent, Borrower or any of their ERISA Affiliates for any violation of ERISA or the Code in connection with any Plan, including, without limitation, the administration thereof.

      4.10 SUBSIDIARIES. SCHEDULE 4.10 attached hereto sets forth the name and jurisdiction of formation of each Subsidiary of Borrower. Borrower or a wholly-owned Subsidiary of Borrower is the record and beneficial owner of all of the listed and outstanding capital stock (or securities convertible into or exchangeable for such capital stock) of each of the Domestic Subsidiaries listed on SCHEDULE 4.10 attached hereto.

      4.11 FINANCIALS. Borrower has delivered to Lenders the following financial statements with respect to the Parent and its consolidated Subsidiaries: (i) a balance sheet and related statements of operations and cash flows for the fiscal years ended May 31, 1999, audited by independent certified public accountants and accompanied by an unqualified opinion thereof, and (ii) an unaudited balance sheet and related statements of operations and shareholders' equity and cash flows for the period ending May 31, 2000. Borrower has delivered to Lenders with respect to the Borrower Consolidated Entity the following financial statements:
(i) an unaudited balance sheet as of, and unaudited statements of operations, shareholders' equity and cash flows for the fiscal year ended May 31, 1999 and
(ii) an unaudited balance sheet as of, and unaudited statements of operations, shareholders' equity and cash flows for the period ending May 31, 2000. The foregoing financial statements were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly in all material respects the financial position of the applicable entity as at the dates thereof and the results of their operations for the periods then ended. Borrower has also delivered to Lenders the projections of the Borrower Consolidated Entity's Consolidated profit and loss statement for the annual periods ending on May 31, 2000 through May 31, 2006 (the "PROJECTIONS"). The Projections represent the Borrower Consolidated Entity's projected future financial performance for the period set forth therein, subject to assumptions, which Borrower believes are fair and reasonable in light of the current and reasonably foreseeable future conditions.

      4.12 ABSENCE OF UNDISCLOSED LIABILITIES. None of Parent, Borrower or Borrower's Domestic Subsidiaries has any material Liability arising out of transactions entered into, on or prior to the date hereof, or any action or inaction on or prior to the date hereof, or any state of facts existing on or prior to the date hereof which are, under GAAP, ordinarily required to be set forth on a balance sheet or the footnotes thereto, other than liabilities set forth on the Pro Forma Balance Sheet or as set forth on the Schedules.

      4.13 ASSETS. Each of Parent, Borrower and Borrower's Domestic Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, or a valid license to use, all material properties and assets used in the conduct of its business as presently conducted and as presently proposed to be conducted by it, located on its premises, shown on the Pro Forma Balance Sheet or shown on the Latest Balance Sheet or acquired thereafter, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet, free and clear of all Liens, except for Liens permitted under Section 6.2 hereof. Borrower's and Borrower's Domestic Subsidiaries' buildings, equipment and other tangible assets, taken as a whole, are in good operating condition, ordinary wear and tear excepted.

            4.14 TAX MATTERS. Each of Parent, Borrower and Borrower's Domestic Subsidiaries has timely filed, or obtained valid extensions of time for filing (which extensions have not expired), all federal, state, local and other tax returns and reports required to be filed by it. All such tax returns, if any, are true and correct in all material respects. No claim has been made by any taxing authority in any jurisdiction where each of Parent, Borrower and Borrower's Domestic Subsidiaries did not file tax returns that it is or may be subject to taxation by that jurisdiction. Except as disclosed in
SCHEDULE 4.14 attached hereto:

            (a) each of Parent, Borrower and Borrower's Domestic Subsidiaries has paid all taxes (including all deficiency assessments, additions to taxes, penalties and interest, of which notice has been received) to the extent that such amounts have become due or are claimed to be due from any federal, state, local or foreign taxing authorities or a reserve therefor has been established;

            (b) adequate provisions have been made in the Latest Balance Sheet for the payment of all accrued and unpaid federal, state, local and other taxes, whether or not now due and payable and whether or not disputed;

            (c) there are no tax liens (other than liens for taxes which are not yet due and payable) on any property of each of Parent, Borrower and Borrower's Domestic Subsidiaries;

            (d) there are no pending or threatened tax return examinations against either Parent, Borrower or Borrower's Domestic Subsidiaries;

            (e) there are no tax deficiencies asserted by any jurisdiction against Parent, Borrower or any of the Domestic Subsidiaries;

            (f) none of Parent, Borrower or any of Borrower's Domestic Subsidiaries has granted any extensions of limitation periods applicable to tax claims; and

            (g) none of Parent, Borrower or any of Borrower's Domestic Subsidiaries has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of Borrower's taxes.

      4.15 CONTRACTS. (a) Each of Parent, Borrower and Borrower's Domestic Subsidiaries have performed all the obligations required to be performed by it to the date of this Agreement, and is not in receipt of any written claim of default, under any Material Contract to which it is a party; (b) to the best of Borrower's knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would result in a breach or default under any Material Contract to which Parent, Borrower or Borrower's Domestic Subsidiaries is a party or are bound; (c) no Material Contract to which Parent, Borrower or any of Borrower's Domestic Subsidiaries is a party has been breached in any material respect or canceled by the other party since the date of the Latest Balance Sheet; and (d) none of Parent, Borrower or any of Borrower's Domestic Subsidiaries is a party to any lease, contract, commitment or other agreement which is reasonably likely to have a Material Adverse Effect. SCHEDULE 4.15 attached hereto contains a true, correct and complete list of all Material Contracts currently in effect on the date hereof. None of the Material Contracts contains any burdensome restrictions on Parent, Borrower or any of Borrower's Domestic Subsidiaries or any of their respective properties which would have a Material Adverse Effect.

      4.16 ABSENCE OF CHANGES. Except as disclosed in SCHEDULE 4.16, since May 31, 1999, the Business has been operated in the ordinary course thereof in all material respects consistent with past practices, and there has been no occurrence of any event having or reasonably likely to have a Material Adverse Effect.

      4.17 INTELLECTUAL PROPERTY. Each of Parent, Borrower and Borrower's Domestic Subsidiaries own and possess all right, title and interest in and to, or has a valid and enforceable license to use, all patents, trade names, trademarks, copyrights, inventions, processes, designs, custom or proprietary computer software, works of authorship, franchises, formulas, trade secrets, know-how and other intangible property and proprietary rights which are material, either individually or in the aggregate, to or for use in the conduct of its business (collectively, "INTELLECTUAL PROPERTY"). To the best of their knowledge, each of Parent, Borrower and its Domestic Subsidiaries may use all of its material Intellectual Property in the conduct of its business with no conflict with or infringement of the rights of others. Except as set forth in
SCHEDULE 4.17 attached hereto, Borrower has no knowledge of any infringement by any third party on any of its material Intellectual Property owned or used by it and has not taken or omitted to take any action which would have the effect of waiving any of its rights thereunder.

      4.18 INSURANCE. Each of Parent, Borrower and Borrower's Domestic Subsidiaries maintains insurance in such amounts and covering such risks as is customarily carried by companies of similar size engaged in similar lines of business. All such policies are in full force and effect, and none of Parent, Borrower or Borrower's Domestic Subsidiaries is in default in any material respect in its obligations under any such policy.

      4.19  ENVIRONMENTAL AND SAFETY MATTERS.

            (a) Except as disclosed in SCHEDULE 4.19, the on-going operations of Parent, Borrower and each of Borrower's Domestic Subsidiaries comply in all material respects with all Environmental and Safety Requirements.

            (b) Except as disclosed in SCHEDULED 4.19, Parent, Borrower and each of Borrower's Domestic Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental and Safety Requirements ("ENVIRONMENTAL PERMITS") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and each of Parent, Borrower and Borrower's Domestic Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain or comply with Environmental Permits would not have a Material Adverse Effect.

            (c) Except as disclosed in SCHEDULED 4.19, none of Parent, Borrower or any of Borrower's Domestic Subsidiaries is, or has Property or operations which are subject to any outstanding written order from or agreement with any governmental authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental and Safety Requirements.

            (d) To the knowledge of Borrower, no Liens exist under any Environmental and Safety Laws on any property or facility now or previously owned, operated or otherwise used by Parent, Borrower or Borrower's Domestic Subsidiaries and, to the best of the knowledge of Borrower, no government or other third party actions have been taken, threatened or are reasonably likely to subject any such property or facility to such Liens, and none of Parent, Borrower, Borrower's Domestic Subsidiaries or any Environmental Affiliate have been or are required pursuant to any Environmental and Safety Requirements to place any notice or restriction in any deed to such property or facility.

      4.20 INVESTMENT COMPANY. None of Parent, Borrower or Borrower's Subsidiaries is (a) an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the Related Transactions or to perform its obligations hereunder or thereunder.

      4.21 AFFILIATE TRANSACTIONS. Except as disclosed on SCHEDULE 4.21 and except (1) in the ordinary course of and pursuant to the reasonable requirements of Parent's, Borrower's or the relevant Subsidiary's business and (2) upon fair and reasonable terms no less favorable to Parent, Borrower and such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person: (a) no Affiliate nor any officer, employee, director or stockholder of Parent, Borrower or Borrower's Subsidiaries or is a party to any agreement, contract, commitment or transaction with Parent, Borrower or Borrower's Domestic Subsidiaries (employment related, consulting or otherwise).

      4.22 EMPLOYEE MATTERS. Except as set forth on SCHEDULE 4.22 attached hereto and except for any of the following which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect:

            (a) no employees of Parent, Borrower or Borrower's Domestic Subsidiaries are currently represented by any labor union, none of Parent, Borrower or Borrower's Subsidiaries is a party to any collective bargaining agreement, and to the best of Borrower's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor unions with respect to employees of Parent, Borrower or Borrower's Domestic Subsidiaries;

            (b) there is no unfair labor practice complaint against Parent, Borrower or Borrower's Domestic Subsidiaries pending before the National Labor Relations Board;

            (c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or, to the best of Borrower's knowledge, threatened against Parent, Borrower or Borrower's Domestic Subsidiaries; and

            (d) to the best of Borrower's knowledge, no officer or employee of Parent, Borrower or Borrower's Subsidiaries have entered into any agreement which is now in effect with any person, corporation, partnership or business organization other than Parent, Borrower or Borrower's Subsidiaries requiring such person to assign any interest in any invention or trade secrets or to keep confidential any trade secrets or other proprietary information or containing any prohibition or restriction on competition or solicitation of customers.

      4.23 TANGIBLE PROPERTY. The tangible property owned or leased by Parent, Borrower or Borrower's Domestic Subsidiaries, taken as a whole, is sufficient to conduct the operations of Parent, Borrower or Borrower's Domestic Subsidiaries as presently conducted and as contemplated. No modifications or additions to such property which are material, either individually or in the aggregate, are needed or planned, except as described in the Projections. Each of Parent, Borrower and Borrower's Domestic Subsidiaries has not received notice of, nor have there occurred, any pending or to the best of

Borrower's knowledge, threatened condemnation proceedings or any other matter materially and adversely affecting the value of any owned or leased real property of Parent, Borrower or Borrower's Domestic Subsidiaries.

      4.24 DISCLOSURE. All statements contained in any exhibit, certificate or other instrument attached hereto or required to be delivered to Lenders pursuant to this Agreement shall constitute representations and warranties by Borrower hereunder. The Agreement and the schedules, attachments, written statements, documents, certificates or other items required hereby or filed with the SEC, taken as a whole, do not contain any untrue statement of a material fact or omit a material fact necessary to make each such statement contained herein or therein not misleading. To the best of Borrower's knowledge, there is no material fact pertaining to the Business which Borrower has not disclosed to Lenders in writing and which, as of the date hereof, has had or could reasonably be expected to have a Material Adverse Effect. All originals or copies of documents provided by Borrower to Lenders in connection with this Agreement and the Related Transactions are true, correct and complete in all material respects.

      4.25 PUBLIC UTILITY COMPANY. Borrower is not a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      4.26 FISCAL YEAR.  The Borrower's fiscal year ends May 31.

      4.27 FICTITIOUS BUSINESS NAMES. Except as set forth in Schedule 6.9 of the Senior Loan Agreement as in effect on the date hereof, neither Borrower or any of Borrower's Domestic Subsidiaries has used any corporate or fictitious name (including d/b/a's or the like) during the five (5) years preceding the date hereof, other than the corporate name under which it has executed this Agreement.

      4.28 LICENSES AND PERMITS. Parent, Borrower and each of Borrower's Domestic Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its respective businesses as presently conducted and as proposed to be conducted except where the failure to obtain the same would not have a Material Adverse Effect. None of Parent, Borrower or any of Borrower's Domestic Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval, which violation would have a Material Adverse Effect.

      4.29 NOTICE FROM SELF-REGULATED ORGANIZATION. Neither Parent nor Borrower has received a notice from the New York Stock Exchange, the SEC or other self-regulatory organization indicating that Parent has or will be delisted or that trading of Parent's Common Stock has or will be halted.

      4.30 PARENT'S BUSINESS. As of the date hereof, Parent is not engaged in any business or activity and is not incurring any liabilities other than with respect to the ownership all of the capital stock of Borrower, activities, expenses, liabilities incident to its organization and to the carrying out of the transactions contemplated hereby or by the Related Transaction Documents and other activities related to the Business that, as a whole, are not material.

                                   ARTICLE 5
                             AFFIRMATIVE COVENANTS

      Borrower covenants that, except with the prior written consent of Lenders, so long as any of the Obligations remain outstanding and, in the case of Sections 5.4(f), and 5.8, so long as Lenders collectively own, in the aggregate, at least a fifty percent (50%) interest in the Warrants or the shares of Common Stock into which the Warrants are exercisable:

      5.1 PAYMENT OF OBLIGATIONS. Borrower shall pay all of the Obligations, as the same become due and payable.

      5.2 PRESERVATION OF CORPORATE EXISTENCE. Each of Parent, Borrower and Borrower's Domestic Subsidiaries shall(a) maintain its corporate existence (except that Subsidiaries of Borrower may merge with Borrower or wholly-owned Subsidiaries of Borrower upon providing Lenders with ten (10) days prior written notice) and maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, patents, contracts and other rights material to the profitable conduct of their businesses, and (b) continue in, and limit their operations to, the same general lines of business as presently conducted by it.

      5.3 PAYMENT OF TAXES AND CLAIMS. Each of Parent, Borrower and Borrower's Domestic Subsidiaries shall pay and discharge all federal and material state and local taxes, assessments and other governmental charges imposed upon it or upon its income or properties, prior to the date on which penalties attach thereto, and shall pay all claims which, if unpaid, would become a Lien upon any of its properties, except for any such tax, assessment, charge, levy or claim which is being contested by or on behalf of such entity in good faith and by proper proceedings and for which such reserves or other provisions as may be required by GAAP shall have been made and recorded.

      5.4 REPORTING REQUIREMENTS. Borrower shall promptly furnish to Lenders all such financial information respecting it as Lenders shall reasonably request and shall notify its auditors and accountants that Lenders are authorized to obtain such information directly from them if the Borrower fails to furnish such information to Lenders. Without limiting the foregoing, Borrower shall furnish to Lenders, in such reasonable detail as Lenders shall request, the following:

            (a) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each month, excluding months ending on the last day of a fiscal quarter or Fiscal Year, an unaudited balance sheet, statement of income and expense and statement of cash flow for the Borrower Consolidated Entity on a consolidated basis for such monthly period and for the then current fiscal year to date, all in reasonable detail, and setting forth in comparative form, figures for the corresponding period of (i) the previous fiscal year and (ii) the budget. Such statements shall be certified by the Chief Executive Officer or Chief Financial Officer of Borrower as fairly presenting in all material respects the consolidated financial position of the Borrower Consolidated Entity as of the dates indicated and the results of operations and cash flow for the calendar month indicated in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes).

            (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower (except the last fiscal quarter of any year), an unaudited quarterly report of the Borrower Consolidated Entity containing a Consolidated (i) balance sheet, (ii) statement of income and expense,
      (iii) statement of shareholders' equity and (iv) statement of cash flow for such year, and setting forth in each case, in comparative form, figures for the previous fiscal year and the budget, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Borrower Consolidated Entity. Such statements shall be certified by the Chief Executive Officer or Chief Financial Officer of Borrower as fairly presenting in all material respects the consolidated financial position of the Borrower Consolidated Entity as of the dates indicated and the results of operations and cash flow for the quarter indicated in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes).

            (c) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, an audited annual report of the Parent (and if requested by Lenders, Borrower) containing a Consolidated (i) balance sheet, (ii) statement of income and expense, (iii) statement of shareholders' equity and (iv) statement of cash flow for such year, and setting forth in each case, in comparative form, figures for the previous fiscal year, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Parent (and Borrower, if requested by Lenders) as of the close of such previous year and for the year then ended, prepared in accordance with GAAP, and, (1) in the case of audited Financial Statements of Parent, accompanied by an unqualified opinion of an independent certified public accountant satisfactory to Lenders and a report of the independent certified public accountant with respect to the consolidating financial statements of Parent for such fiscal year in scope and substance reasonably acceptable to Lenders and (2) in the case of audited financial statements of Borrower, a report of the independent certified public account with respect thereto in form and substance satisfactory to Lenders.

            (d) CERTIFICATES. With each of the audited annual reports delivered pursuant to Section 5.4(c) above, and with each quarterly unaudited financial statement delivered pursuant to Section 5.4(b) above, a certificate of the Borrower's Chief Executive Officer or Chief Financial Officer stating that, except as explained in reasonable detail in such certificate, (A) the Parent, Borrower and Borrower's Domestic Subsidiaries are, at the date of such certificate, in compliance with all of the covenants and agreements in this Agreement, and (B) no Event of Default or Potential Event of Default then exists. If such certificate discloses that a covenant has not been complied with or that an Event of Default or Potential Event of Default exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

            (e) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of its financial statements made by such accountants, including the management letter submitted by such accountants to management in connection with its annual audit.

            (f) REPORTS TO THE SEC AND TO SHAREHOLDERS. Promptly upon the filing or sending thereof, copies of all other regular, periodic or special reports of Borrower filed with the SEC (including, without limitation, copies of the Form 10-K annual report, Form 10-Q quarterly reports, Form 8-K current report or comparable successor reports); copies of all registration statements of the Borrower filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

            (g) REPORTS TO SENIOR LENDERS. Together with any compliance certificate, financial statement, or other report furnished to Senior Lenders pursuant to the Senior Loan Documents, a copy of the same setting forth in reasonable detail all calculations for all amounts contained therein (including, without limitation, the financial covenant calculations) and, together with all other notices or certificates furnished to Senior Lenders pursuant to the Senior Loan Documents, Borrower shall also deliver to Lenders a copy of the same.

      5.5 NOTICES TO LENDERS. Borrower shall notify Lenders in writing of the following matters at the following times:

            (a) Promptly (and in any event within five (5) days) after becoming aware thereof, any Event of Default or Potential Event of Default.

            (b) Promptly (and in any event within five (5) days) after becoming aware thereof, the assertion by the holder of any material Indebtedness, including Senior Lenders, that a default exists with respect thereto or that Borrower or any Domestic Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

            (c) Promptly (and in any event within five (5) days) after becoming aware thereof, any notice or indication that any Significant Customer (as defined below) intends to terminate, significantly reduce or otherwise alter in a materially adverse manner its relationship with the Business. For purposes of this Agreement "SIGNIFICANT CUSTOMER" shall mean any of the five (5) largest customers of the Business, measured in terms of sales volume in dollars for the most recent fiscal year then ended.

            (d) Promptly (and in any event within five (5) days) after becoming aware thereof, any event, occurrence or condition that has or is reasonably likely to have a Material Adverse Effect including, without limitation, any pending or threatened material action, suit, proceeding or counterclaim by any Person, or any pending or threatened investigation by or notice from any governmental authorities, of any violation in any material respect of any law, statute, regulation or ordinance of any governmental authority.

            (e) (A) Promptly and in any event within thirty (30) days after receipt thereof by Borrower or any of its ERISA Affiliates, copies of each notice from the IRS relating to the disqualification of any Plan that is intended to be qualified under Section 401(a) of the Code; (B) promptly and in any event within thirty (30) Business Days of the occurrence of the event, written notice of any event with respect to any Plan which could result in the incurrence by Borrower or any of its ERISA Affiliates of any material liabilities, fine or penalty; (C) together with each copy of such notice received by Borrower or any of its ERISA Affiliates, a written statement of Borrower's senior financial officer setting forth details as to all events referred to therein and the action taken with respect thereto, or proposed to be taken, by Borrower or its ERISA Affiliates, as applicable, and a copy of any notice, filing or correspondence to or required by the IRS, the Department of Labor, or any government agency or adverse party as may be applicable.

            (f) Promptly, the entry of any order, judgment or decree in excess of $1,000,000 against Borrower or its Subsidiaries or any of their respective properties or assets.

            (g) Promptly (and in any event within five (5) Business Days) after becoming aware thereof, any notice or indication from the New York Stock Exchange, the SEC or other self- regulatory organization that the trading of Parent is going to be or has been halted or that Parent is going to be or has been delisted.

      5.6 MAINTENANCE OF INSURANCE. Each of Parent, Borrower and Borrower's Domestic Subsidiaries shall maintain insurance on its properties and businesses with reputable insurance companies in such amounts, of such types and covering such casualties, risks and contingencies as is ordinarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which they operate.

      5.7 MAINTENANCE OF PROPERTIES. Each of Parent, Borrower and Borrower's Domestic Subsidiaries shall maintain and preserve all of its properties which are reasonably necessary for the proper conduct of its businesses in good working order and condition, ordinary wear and tear excepted.

      5.8 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Each of Parent, Borrower and Borrower's Domestic Subsidiaries shall keep complete and accurate records and books of account, in which full and correct entries in accordance with GAAP shall be made of all of its financial transactions.

      5.9 VISITATION RIGHTS. Each of Parent, Borrower and Borrower's Subsidiaries shall, at any time and from time to time during normal business hours, permit Lenders or any agents or representatives of Lenders to examine and make copies of and abstracts from the records and books of account of, and to visit their properties and to discuss their affairs, finances and accounts with any officer or director their independent accountants, PROVIDED that such examinations and visits will be conducted in a manner that minimizes disruption of the parties' business.

      5.10  COMPLIANCE WITH LAWS.

            (a) Each of Parent, Borrower and Borrower's Domestic Subsidiaries shall to comply with the applicable requirements of all laws, rules, regulations and orders of any governmental authority, except for any failures to so comply which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

            (b) Within fifteen (15) days after Borrower learns of the enactment or promulgation of any requirement of law which could reasonably be expected to have a Material Adverse Effect, Borrower shall provide Lenders with notice thereof.

            (c) At the reasonable request of Lenders, if a material environmental claim has been asserted by a governmental authority, and at the sole cost and expense of Borrower, Borrower shall retain an environmental consulting firm, satisfactory to Lenders in their commercially reasonable judgment, to conduct an environmental review, audit or investigation of the specific items as requested by Lenders relating to the properties of Borrower and its Domestic Subsidiaries and provide to Lenders a copy of any reports delivered in connection therewith, PROVIDED if any of the holders of the Senior Indebtedness have initiated such an audit, Lenders will accept copies of reports accepted by the holders of the Senior Indebtedness. At the reasonable request of Lenders, Borrower shall provide Lenders with any additional information relating to environmental matters and any potential related liability resulting therefrom as Lenders may reasonably request.

      5.11  [Intentionally Omitted.]

      5.12 USE OF PROCEEDS. Borrower shall use the initial proceeds hereunder solely to repay the Refinanced Indebtedness and to pay the fees and expenses arising in connection with the Related Transactions or the Related Transactions.

      5.13 FURTHER ASSURANCES. Parent, Borrower and each of Borrower's Subsidiaries shall take all such further actions and execute all such further documents and instruments as Lenders may at any time reasonably determine to be necessary or desirable to further carry out and consummate the transactions contemplated by the Senior Subordinated Loan Documents and to cause the execution, delivery and performance of the Senior Subordinated Loan Documents to be duly authorized.

                                  ARTICLE 6
                              NEGATIVE COVENANTS

      Borrower covenants that, except with the prior written consent of Lenders, so long as any of the Obligations remain outstanding and in the case of Sections 6.7, 6.8, 6.12 and 6.21, so long as Lenders collectively own in the aggregate at least a fifty percent (50%) interest in the Warrants or the shares of Common Stock into which the Warrants are exercisable:

      6.1 INDEBTEDNESS. None of Parent, Borrower or Borrower's Domestic Subsidiaries shall create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist, any Indebtedness, except:

            (a) the Obligations;

            (b) the Senior Indebtedness;

            (c) Indebtedness secured by Purchase Money Liens not to exceed, in the aggregate for Borrower and its Domestic Subsidiaries combined, $1,000,000 outstanding at any one time;

            (d) Indebtedness described on SCHEDULE 6.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased and such refinancing is on terms and conditions that are no more restrictive than the terms and conditions of the Indebtedness being refinanced;

            (e) Indebtedness consisting of regularly scheduled rental payments under Capital Leases not to exceed, in the aggregate for Borrower and its Domestic Subsidiaries combined,

      $250,000 in any fiscal year of the Borrower, PROVIDED, that the aggregate face amount of all Indebtedness of the Borrower and its Domestic Subsidiaries combined in respect of Capital Leases shall not exceed $2,000,000 at any time;

            (f) Indebtedness under Derivative Contracts permitted pursuant to
      Section 6.17; and

            (g) unsecured Indebtedness (in addition to the Indebtedness permitted pursuant to the foregoing clauses (a) through (f)) in an aggregate outstanding principal amount not to exceed at any time, in the aggregate for Borrower and its Domestic Subsidiaries combined, $1,000,000.

      6.2 LIENS. None of Parent, Borrower or Borrower's Domestic Subsidiaries shall create, assume, incur or suffer to be created, assumed, incurred or to exist, any Lien on any of its now owned or hereafter acquired property except for the following ("PERMITTED LIENS") (a) Liens for taxes not yet due or for taxes being contested in good faith by appropriate proceedings, (b) Liens of landlords, carriers, warehousemen, mechanics and material men incurred in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings, (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds, (d) zoning restrictions, easements, licenses, reservations, covenants, rights of way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of Parent, Borrower or Borrower's Subsidiaries, (e) rights of lessors with respect to leases of machinery, equipment or real property of Parent, Borrower or Borrower's Subsidiaries; (f) any judgment lien the existence or continuance of which does not constitute an Event of Default under Section 7.1; (g) Purchase Money Liens; (h) Liens upon any Equipment of Borrower or any Domestic Subsidiary of Borrower subject to a Capital Lease, to the extent such Capital Lease is permitted by Section 6.1(e), PROVIDED, that such Liens (A) secure only the payment of Indebtedness arising under such Capital Lease and (B) extend only to such Equipment and proceeds thereof; (i) Liens securing Senior Indebtedness; (j) the existing Liens described on SCHEDULE 6.2 attached hereto; (k) Liens consisting of interests of Equipment lessors under operating leases; and (l) extensions and renewals of the foregoing Permitted Liens; PROVIDED that the aggregate amount of such extended or renewed Liens is not increased and such extended or renewed Liens are on terms and conditions no more restrictive than the terms and conditions of the Liens being extended or renewed;

      6.3 MERGER OR SALE. Parent, Borrower and Borrower's Domestic Subsidiaries shall not (a) be a party to any merger, liquidation or consolidation (except for a merger or consolidation of a Subsidiary of Borrower with and into Parent, Borrower or another Subsidiary of Borrower), (b) sell, transfer, convey, lease or otherwise dispose of any part of its assets, except for (A) the sale of inventory in the ordinary course of business, (B) the sale of the owned real property of Borrower located at #6 Sawgrass Court, Rogers, Arkansas, (C) the owned real property and related assets of Borrower located at 1960 South 4250 West, Salt Lake City, Utah (D) obsolete or worn out properly disposed of in the ordinary course of business, (E) Capital Securities of any subsidiary of Subsidiary Guarantor incorporated or otherwise organized outside of United States or any state or territory thereof or (E) other dispositions of assets, PROVIDED that (1) such other dispositions of assets are for fair value, (2) the total consideration received in connection with such disposition is in cash and
(3) the total consideration for such dispositions does not exceed $1,000,000 in any fiscal year of Borrower or (c) sell with recourse, or discount or otherwise sell for less than the face thereof, any of its accounts or notes receivable.

      6.4 PAYMENTS OF SUBORDINATED INDEBTEDNESS. None of Parent, Borrower or Borrower's Subsidiaries shall make any voluntary or optional prepayment of any Indebtedness in excess of $100,000 other than the Obligations and Senior Indebtedness.

      6.5 INVESTMENTS. None of Parent, Borrower or Borrower's Domestic Subsidiaries shall make or permit to exist any Investment in any Person, except for: (a) advances to employees of Parent, Borrower or Borrower's Subsidiaries for travel or other ordinary business expenses in the ordinary course of, and pursuant to the reasonable requirements of the such entity's business; (b) extensions of credit by Parent, Borrower or Borrower's Subsidiaries in the nature of accounts or notes receivable arising from the sale of goods and services in the ordinary course of business; (c) shares of stock, obligations or other securities received by the Parent, Borrower or Borrower's Subsidiaries in settlement of claims arising in the ordinary course of business; (d) investments in Cash Equivalents; (e) Guaranties permitted under Section 6.18; (f) Indebtedness permitted under Section 6.1; (g) Investments listed on SCHEDULE 6.5 attached hereto; (h) so long as before and after giving effect thereto no Default or Event of Default shall have occurred or be continuing, Investments in any wholly-owned subsidiary of Subsidiary Guarantor incorporated or otherwise organized outside of the United States or any state or territory thereof, in an aggregate amount not exceeding $1,000,000; (i) Investments in Subsidiary Guarantor to permit Subsidiary Guarantor (contemporaneously with, and in the same amount of, such distributions) to pay state and local franchise and similar tax obligations actually due and payable in cash by Subsidiary Guarantor; and
(j) such other Investments as Lenders approve in writing.

      6.6 DISTRIBUTIONS. None of Parent, Borrower, or Borrower's Domestic Subsidiaries shall directly or indirectly make any Restricted Payment; provided, that any of Borrower's Domestic Subsidiaries may declare and pay dividends to Borrower and Borrower may make:

            (a)   interest payments under the Senior Note;

            (b) distributions to Parent to permit Parent and its Subsidiaries (contemporaneously with, and in the same amount of, such distributions) to pay Federal, state and local income tax obligations actually due and payable in cash by Parent, to the extent such obligations are the direct result of the net income or loss of Borrower and its Subsidiaries being attributed to Parent for tax purposes;

            (c) distributions to Parent to permit Parent (contemporaneously with, and in the same amount of, such distributions) to pay fees and expenses necessary to maintain Parent's corporate existence and good standing;

            (d) so long as immediately before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, a distribution to Parent to permit Parent (contemporaneously with, and in the same amount of, such payments) to pay quarterly cash dividends in an amount not exceeding 15 cents per share per fiscal year in respect of its common stock, provided that (A) only one such distribution may be made during any fiscal quarter of the Borrower, (B) each such distribution made during any fiscal quarter of the Borrower shall be made during the fifteenth (15th) through the twentieth (20th) consecutive day immediately following the end of the immediately preceding such fiscal quarter and (C) at least five (5) days prior to such distribution, Lenders shall have received preliminary versions of the financial statements to be delivered to Lenders pursuant to Section 5.4(b) for the immediately preceding such fiscal quarter, together with an attached certificate of the Chief Financial Officer of Parent (on behalf of itself and Borrower) to the effect that (1) the final financial statements to be delivered to Lenders for such immediately preceding fiscal quarter will not differ in any material respect from such preliminary financial statements and (2) no Default or Event of Default had occurred or been continuing as of the end of the period covered by such financial statements, has occurred or is continuing as of the date of such certificate or would result from the making of such distribution;

            (e) Borrower may forgive Indebtedness evidenced by the Management Notes at the respective times and in the respective amounts required pursuant to the terms thereof; and

            (f) Borrower may make distributions to Parent to permit Parent (contemporaneously wiht, and in the same amount of, such distributions, to repurchase shares of its common stock in the amount and at the time and price per share, respectively, in each case required pursuant to the Reynolds Agreement.

      6.7 AMENDMENTS OR CHANGES IN AGREEMENTS. None of Parent, Borrower or Borrower's Domestic Subsidiaries shall modify, alter, supplement, extend, amend or waive any rights under its Certificate of Incorporation, By-Laws or any Senior Subordinated Transaction Document in a manner that (i) is adverse to Lenders without the prior written consent of Lenders; (ii) which affects or diminishes the rights of Lenders as stockholder of Parent in any manner different from the rights of other holders of the Class A Common Stock of the Borrower without obtaining the prior written consent of Lenders; or (iii) that otherwise violates the terms of this Agreement.

      6.8 TRANSACTIONS WITH AFFILIATES. Except to the extent expressly permitted pursuant to Sections 6.5 and 6.6, Borrower shall not and shall not permit any of its Domestic Subsidiaries to, directly or indirectly, enter into any transaction with, including the purchase, sale or exchange of property or the rendering of any service to any Subsidiary of Borrower or other Affiliate of Borrower and whether or not such transaction would otherwise be permitted under any of the other provisions of the Senior Subordinated Loan Documents, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Domestic Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable to Borrower or such Domestic Subsidiary than could be obtained in a comparable arms- length transaction with an unaffiliated Person.

      6.9 FISCAL YEAR. None of Parent, Borrower or Borrower's Domestic Subsidiaries shall change their fiscal year.

      6.10 INVESTMENT BANKING, BROKER'S AND FINDER'S FEES. Except as set forth on SCHEDULE 6.10 attached hereto, none of Parent, Borrower or Borrower's Subsidiaries shall pay or agree to pay, or reimburse any other Person with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee or broker's fee to any Person in connection with the consummation of the Senior Subordinated Loan Transactions. Each of Parent, Borrower and Borrower's Subsidiaries shall defend and indemnify Lenders against and hold Lenders harmless from all claims of any Person for any such fees and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lenders in connection therewith, except for claims arising from agreements, commitments or actions of Lenders.

      6.11 CAPITAL EXPENDITURES. Parent, Borrower and Borrower's Domestic Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital

Expenditures made by the Parent, Borrower and Borrower's Subsidiaries would exceed $6,000,000 in any fiscal year of Borrower plus a carry-over amount equal to 50% of the amount permitted in each year and not expended during that fiscal year. None of Borrower, Parent or Borrower's Subsidiaries shall, directly or indirectly, make any Capital Expenditures that are not directly related to the business conducted on the date hereof by such entity.

      6.12 ALLOCATION OF CONSIDERATION. None of Parent, Borrower or Borrower's Subsidiaries shall take any action in preparation of tax returns or financial statements that is inconsistent with the allocation of the consideration paid by Lenders for the Senior Subordinated Notes and the Warrants.

      6.13  FINANCIAL COVENANTS.

            (a)   FIXED CHARGE COVERAGE RATIO.

                  (i) Borrower shall not permit the Fixed Charge Coverage Ratio, as determined as of August 31, 2000, for the three-month period ending on such date, to be less than 0.53 to 1.00;

                  (ii) Borrower shall not permit the Fixed Charge Coverage
            Ratio, as determined as of November 30, 2000, for the six-month period ending on such date, to be less than 0.61 to 1.00;

                  (iii) Borrower shall not permit the Fixed Charge Coverage
            Ratio, as determined as of February 28, 2001, for the nine-month period ending on such date, to be less than 0.67 to 1.00; and

                  (iv) Borrower shall not permit the Fixed Charge Coverage
            Ratio, as determined as of each date set forth below for the twelve-month period ending on such date, to be less than the ratio set forth below opposite date:

                DATE                             MINIMUM RATIO
                ----                             -------------
      May 31, 2001                               0.70 to 1.00
      August 31, 2001                            0.70 to 1.00
      November 30, 2001                          0.72 to 1.00
      February 28, 2002                          0.73 to 1.00
      May 31, 2002                               0.74 to 1.00
      August 31, 2002                            0.76 to 1.00
      November 30, 2002                          0.77 to 1.00
      February 28, 2003                          0.78 to 1.00
      May 31, 2003                               0.78 to 1.00
      August 31, 2003                            0.79 to 1.00
      November 30, 2003 and the last
      day of each fiscal quarter of
      Borrower ending
      thereafter                                 0.80 to 1.00

            (b)   LEVERAGE RATIOS.

                  (i) Borrower shall not permit the Total Leverage Ratio, as determined as of each date set forth below, for the twelve-month period ending on such date, to be greater than the ratio set forth below opposite date:

                DATE                             MAXIMUM RATIO
                ----                             -------------
      August 31, 2000                            5.00 to 1.00
      November 30, 2000                          5.00 to 1.00
      February 28, 2001                          5.00 to 1.00
      May 31, 2001                               4.25 to 1.00
      August 31, 2001                            4.25 to 1.00
      November 30, 2001                          4.25 to 1.00
      February 28, 2002                          4.00 to 1.00
      May 31, 2002                               4.00 to 1.00
      August 31, 2002                            3.75 to 1.00
      November 30, 2002                          3.50 to 1.00
      February 28, 2003                          3.50 to 1.00
      May 31, 2003                               3.25 to 1.00
      August 31, 2003                            3.25 to 1.00
      November 30, 2003                          3.25 to 1.00
      February 29, 2004 and the last
      day of each fiscal quarter of the
      Borrower ending thereafter                 3.13 to 1.00

                  (ii) Borrower shall not permit the Senior Leverage Ratio, as determined as of each date set forth below, to be greater than the ratio set forth below opposite date:

                DATE                             MAXIMUM RATIO
                ----                             -------------
      August 31, 2000                            4.38 to 1.00
      November 30, 2000                          4.38 to 1.00
      February 28, 2001                          4.38 to 1.00
      May 31, 2001                               3.75 to 1.00
      August 31, 2001                            3.75 to 1.00
      November 30, 2001                          3.75 to 1.00
      February 28, 2002                          3.50 to 1.00
      May 31, 2002                               3.50 to 1.00
      August 31, 2002                            3.50 to 1.00
      November 30, 2002                          3.00 to 1.00
      February 28, 2003                          3.00 to 1.00
      May 31, 2003                               2.75 to 1.00
      August 31, 2003                            2.75 to 1.00
      November 30, 2003                          2.75 to 1.00
      February 29, 2004 and the last
      day of each fiscal quarter of the
      Borrower ending
      thereafter                                 2.50 to 1.00

            (c)   INTEREST COVERAGE RATIO.

                  (i) Borrower shall not permit the Interest Coverage Ratio, as determined as of August 31, 2000, for the three-month period ending on such date, to be less than 1.60 to 1.00;

                  (ii) Borrower shall not permit the Interest Coverage Ratio, as determined as of November 30, 2000, for the six-month period ending on such date, to be less than 1.76 to 1.00;

                  (iii) Borrower shall not permit the Interest Coverage Ratio, as determined as of February 28, 2001, for the nine-month period ending on such date, to be less than 1.84 to 1.00; and

                  (iv) Borrower shall not permit the Interest Coverage Ratio, as determined as of each date set forth below for the twelve-month period ending on such date to be the less than the ratio set forth below opposite such date:

        DATE                    MINIMUM RATIO
        ----                    -------------
May 31, 2001                    2.00 to 1.00
August 31, 2001                 2.24 to 1.00
November 30, 2001               2.24 to 1.00
February 28, 2002               2.32 to 1.00
May 31, 2002                    2.40 to 1.00
August 31, 2002                 2.48 to 1l00
November 30, 2002               2.64 to 1.00
February 28, 2003               2.88 to 1.00
May 31, 2003                    2.96 to 1.00
August 31, 2003                 3.28 to 1.00
November 30, 2003               3.28 to 1.00
February 28, 2004               3.60 to 1.00
May 31, 2004                    3.60 to 1l00
August 31, 2004                 3.60 to 1.00
November 30, 2004 and the
last day of each fiscal quarter
of Borrower ending thereafter   4.00 to 1.00

      6.14 LIMITATION ON CREATION OF SUBSIDIARIES. None of Parent, Borrower or Borrower's Domestic Subsidiaries shall establish or create any Subsidiary, provided that the Parent, Borrower and Borrower's Domestic Subsidiaries shall be permitted to establish or create Subsidiaries only so long as such entity provides notice to Lenders promptly (and in any event within ten (10) business days) after the formation, or any other act which results in a Person becoming a Subsidiary of such entity and, at Lenders' request, cause a Person becoming a Subsidiary of such entity to execute in form and substance satisfactory to Lenders, a guaranty sufficient to obligate such Subsidiary for repayment of all or a portion of the Obligations.

      6.15 PARENT LIMITATIONS. Parent shall not engage in any business or activities other than its present activities and the ownership of all of the capital stock of Borrower, the performance of its obligations under this Agreement and the other Related Transaction Documents to which it is a party, the performance of its obligation to its shareholders and the administrative and reporting activities in each case incidental thereto.

      6.16 UNCONDITIONAL PURCHASE OBLIGATIONS. None of Parent, Borrower, or Borrower's Domestic Subsidiaries shall enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

      6.17 LIMITATION ON DERIVATIVE TRANSACTIONS. None of Parent, Borrower or Borrower's Domestic Subsidiaries shall enter into any Derivative Transactions, except as required or permitted under the Senior Loan Documents.

      6.18 NO GUARANTIES. None of Parent, Borrower, or Borrower's Domestic Subsidiaries shall directly or indirectly, issue or assume any Guaranty with respect to the Liabilities of any other Person, including any Subsidiary or Affiliate of Borrower, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (b) by the giving of customary indemnities in connection with the sale of Inventory or other asset dispositions permitted hereunder and (c) Indebtedness permitted to be incurred pursuant to Section 6.1.

      6.19 LIMITATION ON TRANSACTIONS UNDER ERISA. None of Parent, Borrower or Borrower's Domestic Subsidiaries shall directly or indirectly:

            (a) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such a Benefit Plan under Section 401(a)(29) of the Code; or

            (b) allow the representation made in Section 4.9 to be untrue at any time.

      6.20 ADDITIONAL RESTRICTIVE COVENANTS. Except for Permitted Restrictive Covenants, none of Parent, Borrower or Borrower's Domestic Subsidiaries shall directly of indirectly, create or otherwise cause or suffer to exist or become effective (a) any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise and including any such the effect of which is to require the providing of equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Agent and the Lenders) to (i) pay dividends or make any other distributions on shares of its Capital Securities held by Borrower or any other Subsidiary of Borrower;
(ii) pay any Liability owed to

Borrower or any other Subsidiary; (iii) make any loans or advances to other Investments in Borrower or in any other Subsidiary of Borrower; or (iv) create or permit to exist any Lien upon the assets of Borrower or any Subsidiary of Borrower, other than Liens permitted under Section 6.2.

      6.21 CERTAIN STRUCTURAL CHANGES. Parent shall not convert its organizational structure to any form of "pass-through" entity, whether general or limited partnership, limited liability company or otherwise.

                                   ARTICLE 7

                                    DEFAULT

      7.1 EVENTS OF DEFAULT. The occurrence and continuation of any of the following events shall constitute an Event of Default hereunder:

            (a) Borrower shall fail to pay when due (i) any interest owing on the Obligations, (ii) any Principal or (iii) any other amounts due to Lenders under any of the terms of this Agreement, including, without limitation, amounts required to paid pursuant to Section 2.7; or

            (b) dissolution, liquidation, winding up or cessation of the business of Parent, Borrower or Subsidiary Guarantor, or the failure of Parent, Borrower or Subsidiary Guarantor to meet its debts as they mature, or the calling of one or more meetings of Parent's, Borrower's or Subsidiary Guarantor's major creditors for purposes of obtaining a moratorium on payment or compromise of such entity's debts; or

            (c) (i) an Event of Default (as defined in the Senior Loan Documents) shall occur and be continuing and the Senior Lender shall have accelerated the Senior Indebtedness as a result of such Event of Default or (ii) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) which permits, the acceleration of the maturity of, any note, agreement or instrument evidencing any other Indebtedness of Borrower or any of its Subsidiaries (other than the Senior Indebtedness), and the aggregate principal amount of all such Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is permitted to be accelerated, exceeds $1,000,000; or

            (d) any representation or warranty made herein by Borrower, or in any certificate or financial statement furnished by Borrower pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

            (e) Borrower shall default in the performance of or compliance with any of the covenants set forth in Sections 5.1, 5.2, 5.5, 5.9, 5.11 and
      5.12 or in Article 6 hereof and in the case of Section 5.4, which default in performance or failure to comply is not cured within five (5) days of its occurrence;

            (f) Borrower shall default in the performance of or compliance with any other covenant, condition or provision of this Agreement or any other Senior Subordinated Loan

      Document to which it is a party (and not constituting an Event of Default under any of the other subsections of this Section 7.1) and such default shall not be remedied for a period of fifteen (15) Business Days of its occurrence; or

            (g) a proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of Parent, Borrower or Subsidiary Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Parent, Borrower or Subsidiary Guarantor, as the case may be, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

            (h) Parent, Borrower or Subsidiary Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Parent, Borrower or Subsidiary Guarantor, as the case may be, or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or admits in writing its inability or refusal to pay, its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

            (i) any guaranty delivered pursuant to Section 3(f) or 6.14 hereof shall cease to be in full force and effect with respect to any guarantor thereof; or any guarantor (or any Person by, through or on behalf of such guarantor) under a guaranty delivered pursuant to Section 3(f) or 6.14 hereof shall contest in any manner the validity, binding nature or enforceability of any guaranty with respect to such guarantor; or

            (j) if Borrower has not provided evidence reasonably satisfactory to the Lenders of action taken by Parent to file a NYSE supplemental listing for the shares of Common Stock into which the Warrants are exercisable within thirty (30) days after the date hereof; or

            (k) (A) payment by Borrower after the date hereof of Required Earn-Out Payments in an aggregate amount exceeding 9,150,000 Deutsche Marks, or (B) payment by Borrower after the date hereof of any Required Earn-Out Payment if, immediately before or after giving effect thereto, a Default or an Event of Default shall have occurred and be continuing.

      7.2   CONSEQUENCES OF EVENT OF DEFAULT.

            (a) BANKRUPTCY. If an Event of Default specified in Sections 7.1(g) or (h) hereof shall occur, the unpaid balance of the Senior Subordinated Notes and interest accrued thereon and all other liabilities of Borrower hereunder and thereunder shall be immediately due and payable, without presentment, demand notice, protest or any other demand or notice in connection with the delivery, acceptance, performance, default or enforcement of the Senior Subordinated Notes, all of which are hereby expressly waived.

            (b) OTHER DEFAULTS. If any other Event of Default shall occur, Lenders may, at their option declare the unpaid balance of the Senior Subordinated Notes and interest accrued thereon and all other liabilities of Borrower thereunder and hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

      7.3 OTHER RIGHTS. The rights and remedies of Lenders upon the occurrence of an Event of Default set forth in Section 7.2 hereof are in addition to and not in limitation of any other rights it may have under applicable law and other agreements.

                                   ARTICLE 8
                                 MISCELLANEOUS

      8.1 SUCCESSORS AND ASSIGNS IN GENERAL.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of Lenders. Lenders or any assignees of Lenders may assign all or any portion of its interest in and rights under this Agreement and the Senior Subordinated Notes to any other Person (an "ASSIGNEE"), or grant a participating or beneficial interest in this Agreement and the Obligations to any lending institution (a "PARTICIPANT"). Lenders shall give Borrower prompt written notice of any assignment of or participation in the Obligations. Borrower shall maintain a register (the "REGISTER"), which shall include, without limitation, a record of ownership that identifies each owner of any interest in the Obligations, for registration as to the rights to principal and interest on the Senior Subordinated Notes and shall promptly register any such assignment or participation in the Obligations upon receipt of such notice. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice. To facilitate any assignment or participation, Borrower shall, from time to time at the request of Lenders, execute and deliver to Lenders or to such party or parties as Lenders may designate, any and all further instruments as may in the reasonable opinion of Lenders be necessary or advisable to give full force and effect to any transfer contemplated by this Section.

            (b) Notwithstanding anything to the contrary contained in SECTION 8.1(A), the Loans (including the Senior Subordinated Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans or any interest therein shall be transferrable only upon recordation of such transfer and of the transferee and its interest in and to the loans in the Register. No transfer by a Lender or an assignee of any interest in any of the Loans shall be permitted or effective unless and until the transfer and the transferee's interest in the Loans is recorded in the Register. No sale of a participation shall be permitted or effective unless and until such sale of a participating interest in the Loans and any other amounts owing under this Agreement is recorded in the Register. In the case of a participation, the Register shall record the participant's interest in the Loans and any other amounts owing under this Agreement that such participant has purchased. All recordations of transfer and of the transferee's interest shall be conclusive, absent manifest error, as to beneficial ownership of interests in the

      Loans. A Note shall only evidence the Lenders' or an assignees right, title and interest in and to the related Loans, and in no event is any such Note to be considered a bearer instrument or obligation. This SECTION
      8.1 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower and the Lenders may treat each Person whose name is recorded in the Register (other than a participant) as a Lender hereunder for all purposes hereof.

      8.2 MODIFICATIONS, AMENDMENTS OR WAIVERS. The provisions of this Agreement may be modified, amended or waived, but only by a written instrument signed by Lenders and Borrower.

      8.3 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED. No delay or failure of Lenders in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lenders are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lenders of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

      8.4 REIMBURSEMENT OF EXPENSES; TAXES. Borrower agrees upon demand to pay or reimburse Lenders for all of their reasonable out-of-pocket expenses, including, without limitation, all travel expenses and all reasonable legal, consulting, accounting and independent analyst, audit, and appraisal fees and expenses, from time to time (a) arising in connection with the Related Transactions or Related Transaction Documents or the Senior Subordinated Loan Transactions; (b) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof; and (c) arising in connection with the enforcement of the Related Transaction Documents, collection of the Obligations or actions for declaratory relief in any way related thereto or the protection or preservation of any rights of Lenders hereunder. Borrower also agrees to pay and save Lenders harmless from all liability for any stamp or other similar documentary or recording taxes which may be payable in connection with this Agreement and the other Related Transaction Documents or the performance of any transactions contemplated hereby or thereby. Upon Lenders' exercise of the Warrants, Borrower agrees to pay $11,750 to Lenders as consideration for Lenders' financial review of Borrower undertaken by Lenders in connection with such exercise.

      8.5 NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed or telecopied communication) and mailed, telexed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

            Borrower:         Weider Nutrition Group, Inc.
                              2002 South 5070 West
                              Salt Lake City, UT 84104
                              Attn: Dan Thomson
                              Telecopy: (801) 975-1924

            With a copy to:   Latham & Watkins
                              5800 Sears Tower
                              Chicago, IL 60606
                              Attn: Jeffrey G. Moran, Esq.
                              Telecopy: (312) 993-9767

            Lenders:          c/o Wynnchurch Capital
                              150 Field Drive
                              Lake Forest, IL 60046
                              Attn: John Hatherly
                              Telecopy:  (847) 604-6105

            With a copy to:   Altheimer & Gray
                              10 South Wacker Drive
                              Suite 4000
                              Chicago, IL  60606
                              Attn:  Laurence R. Bronska, Esq.
                              Telecopy:  (312) 715-4800

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; when deposited with a reputable courier service, delivery charges prepaid; when deposited in the mail, postage prepaid; or in the case of telex or telecopy, when received.

      8.6 SURVIVAL. All representations, warranties, covenants, indemnifications, consents and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of the term loan hereunder and the issuance of the Senior Subordinated Notes and, except as set forth otherwise herein, shall remain in effect through the date that all amounts due hereunder are paid to Lenders.

      8.7 GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

            (a) GOVERNING LAW. THIS AGREEMENT, THE SENIOR SUBORDINATED NOTES AND THE OTHER SENIOR SUBORDINATED LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

            (b) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. BORROWER AND LENDERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND

      AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR SUBORDINATED NOTES OR ANY OF THE OTHER SENIOR SUBORDINATED LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY. BORROWER DESIGNATES AND APPOINTS THE CORPORATION SERVICE COMPANY, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING PURSUANT TO AN APPOINTMENT OF AGENT AGREEMENT TO SO SERVE AS THEIR AGENT TO RECEIVE ON THEIR BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT THE ADDRESS STATED IN
      SECTION 8.5; PROVIDED, HOWEVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER AGREES THAT SERVICE UPON THEM BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDERS TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

            (c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF TRIAL BY JURY.

      8.8 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

      8.9 HEADINGS. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by any of the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

      8.11  INDEMNIFICATION.

            (a) GENERAL. (i) In addition to Borrower's other obligations under this Agreement and the other Senior Subordinated Loan Documents, Borrower agrees to defend, protect, indemnify and hold harmless Lenders, their Assignees and Participants, and all of their respective officers, directors, shareholders, partners, employees, attorneys, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in this Agreement) (collectively, the "INDEMNITEES") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys' and paralegals' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the date of this Agreement, whether direct or indirect,, as a result of or arising from or relating to any suit, investigation, action or proceeding by any Person, either threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any law or regulation (other than suits or other actions by Borrower against an Indemnitee where Borrower is successful on the merits), regardless of whether the Indemnitee seeking indemnification is a party to the action or proceeding for which indemnification is sought, including, without limitation, any federal or state securities or labor laws, or under any Environmental and Safety Requirements or common law principles arising from or in connection with any of the following: (A) Borrower's negotiation, preparation, execution or performance of the Senior Subordinated Loan Documents, or any other documents, agreements, certificates or instruments executed or delivered in connection with the Related Transactions, including, without limitation, the Related Transaction Documents, (B) Lenders' furnishing of funds to Borrower under this Agreement or under the Senior Subordinated Notes or (C) any matter relating to the financing transactions contemplated by this Agreement, the other Senior Subordinated Loan Documents or by any document, agreement, certificate or instrument executed or delivered in connection with the transactions contemplated hereby or thereby (including, without limitation, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Obligations) (collectively, "INDEMNIFIED MATTERS"). Notwithstanding the foregoing, Indemnified Matters shall not include losses, damages, liabilities, obligations, penalties, fees, costs and expenses incurred by any Indemnitee in connection with any violations of law or governmental regulations by such Indemnitee or to the extent that it is finally judicially determined to have resulted from such Indemnitee's own gross negligence or willful misconduct. To the extent that this undertaking to indemnify, pay and hold harmless set forth in this Section 8.11 may be unenforceable for any reason, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by Indemnitees.

            (b) ENVIRONMENTAL LIABILITIES. Without limiting the generality of the indemnity set forth in Section 8.11(a) hereof, Borrower hereby further agrees to indemnify and to hold harmless Lenders and all Indemnitees from and against any and all losses, liabilities, damages, obligations, penalties, injuries, costs, fees (including, without limitation, reasonable attorneys', paralegals' and expert witnesses' fees, costs and expenses), expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lenders or any Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future events, activities or operations on, or the past, present or future condition of, any property owned, operated or otherwise used by Borrower, Parent or Borrower's Subsidiaries, any Environmental Affiliate, or its predecessors or successors, or any off-site hazardous, toxic or otherwise dangerous material, substance or waste treatment, storage or disposal facility associated therewith (the "PROPERTIES"), including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from the Properties of any toxic, hazardous or otherwise dangerous substance, material or waste, including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement regardless of whether caused by, or within the control of, Borrower, Parent or Borrower's Subsidiaries..

      8.12 PAYMENT SET ASIDE. To the extent that Borrower make a payment or payments to Lenders, or Lenders exercise their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Borrower, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      8.13 INTERPRETATION. In this Agreement and each other Senior Subordinated Loan Document, unless a clear, contrary intention appears, (a) the singular number includes the plural number and VICE VERSA; and (b) reference to any gender includes each other gender (including the neuter gender). Unless otherwise indicated herein, all section references contained herein are to Sections of this Agreement, whether or not the words "hereof", "herein", "above" or "below" or words of like import are utilized in connection with such section references. All uses of the word "including" shall be deemed to mean "including, but not limited," whether or not such qualifying words are specifically set forth.

      8.14 APPROVAL OF LENDERS. Whenever this Agreement contemplates, permits or requires an approval, consent, or other action by Lenders or any Lender, such approval, consent or other action shall only be given or taken if Lenders holding more than two-thirds of the Principal on the Senior Subordinated Notes so agree in writing; except in the case of an exercise of Lender's right under
Section 2.4(c) above, in which case any individual Lender may exercise such right as to such Lender.

                           [signature page follows]

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                    LENDERS:

                                    WYNNCHURCH CAPITAL PARTNERS, L.P.

                                    By:   Wynnchurch Partners, L.P., its general
                                            partner

                                          By:   Wynnchurch Management, Inc., its
                                                general partner


                                          By: __________________________________
                                          Name: John Tomes
                                          Its:  Vice President

                                    WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

                                    By:   Wynnchurch Partners Canada, L.P., its
                                            general partner

                                          By:   Wynnchurch Canada GP, Inc., its
                                                general partner


                                          By: __________________________________
                                          Name: John Tomes
                                          Its: Vice President

                                    BORROWER:

                                    WEIDER NUTRITION GROUP, INC.


                                    By: ________________________________________
                                    Name: ______________________________________
                                    Its: _______________________________________


Signature page to Senior Subordinated Loan Agreement